Exhibit 99.1
THORATEC REPORTS FIRST QUARTER RESULTS
COMPANY SAYS 66 PATIENTS HAVE BEEN ENROLLED IN
HEARTMATE® II PHASE II TRIAL OVER PAST THREE MONTHS; TOTAL TRIAL
ENROLLMENT NOW AT 225
     (PLEASANTON, CA), May 2, 2006—Thoratec Corporation (NASDAQ: THOR), a world leader in products to treat cardiovascular disease, today reported financial results for the first quarter of 2006.
     For the quarter ended April 1, 2006, Thoratec reported revenues of $48.8 million, compared with revenues of $50.5 million in the same quarter a year ago.
     The company also announced that as of April 26, 2006, it had implanted 225 patients in its Phase II pivotal trial for the HeartMate II, the company’s next generation assist device designed to provide long-term cardiac support. This is an increase of 66 patients over the enrollment number reported on January 26, 2006.
     For the first quarter of 2006, Thoratec reported a loss of $930,000, or $(0.02) per share, on a GAAP basis compared with net income of $3.1 million, or $0.06 per diluted share, on a GAAP basis in the first quarter of 2005. The adoption of FAS 123R negatively impacted GAAP earnings per share in the first quarter of 2006 by $0.03. Gross margin for the first quarter of 2006 on a GAAP basis was 59 percent.
     Non-GAAP net income for the first quarter of 2006 was $3.2 million, or $0.06 per diluted share, versus non-GAAP net income of $5.3 million, or $0.11 per diluted share, in the same period a year ago. Total diluted share counts in the first quarter of 2006 were approximately 54.3 million compared with 49.0 million in the first quarter of 2005. The company’s total diluted share count in the first quarter of 2006 was impacted by several factors, including option exercises and inclusion of “in the money” options, which impacted non-GAAP net income per diluted share by $0.01. However GAAP earnings per share were not affected by dilution in the first quarter of 2006 as the company reported a net loss on a GAAP basis. Non-GAAP income is described in detail later in this press release.
     “We believe the factors that impacted our first quarter results, such as the variability in bridge-to-transplantation (BTT) activity and slower customer buying cycles at our International Technidyne Corporation (ITC) division, do not represent any meaningful impact on the long-term opportunities for the company. Thoratec continues to have a leadership position in the VAD (Ventricular Assist Device) market, and our Heart Failure Specialist team is establishing a meaningful presence in the referral community. In addition, our market position is being enhanced by the HeartMate II trial experience. We remain focused on bringing the device to market and during the quarter we again saw positive momentum toward that goal through increased enrollment, encouraging outcomes and the addition of new centers to the trial,” noted Gary F. Burbach, president and chief executive officer of Thoratec.

     The updated HeartMate II Phase II patient enrollment includes 115 patients enrolled in the BTT arm and 110 Destination Therapy (DT) patients. Of the DT patients, 64 are in the randomized portion of the trial.
     “Based on the pace of enrollment and experience with the HeartMate II, we believe we remain on track to file our PMA (Pre-Market Approval) submission for the BTT indication mid-year. We believe new data from the HeartMate II trial experience presented at recent medical meetings continues to demonstrate the promising outcomes that can be achieved and the HeartMate II’s potential to broaden the use of VADs as a treatment therapy for advanced-stage heart failure patients,” said Jeffrey Nelson, president of Thoratec’s Cardiovascular Division.
GUIDANCE FOR FISCAL 2006
     The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. For a more detailed discussion of forward-looking statements, please see additional information below.
•	Revenues for fiscal 2006 are expected to range between $206-$215 million, with VAD revenues expected to grow 5-11 percent over those in 2005. Revenues from the company’s Vectra® VAG (Vascular Access Graft) are expected to be $2.5-$3.0 million in 2006. Revenues at ITC for fiscal 2006 are expected to grow in the range of 4-7 percent versus 2005.
•	The company expects to report a net income on a GAAP basis for fiscal 2006 of $2.0 million-$5.0 million, or $0.04-$0.09 per share. This includes $9.5 million-$10.5 million in costs related to the effect of FAS 123R.
•	Non-GAAP net income for fiscal 2006 is expected to be $17.5 million-$20.5 million, or $0.32-$0.37 per diluted share. The company said net income on both a GAAP and non-GAAP basis will be impacted by an anticipated higher tax rate in 2006 of 35 percent and 33 percent, respectively, versus 27 percent in 2005. Earnings per share will be impacted by a higher diluted share count of approximately 55.0 million shares versus approximately 51.0 million shares in 2005.

MANAGEMENT’S REASONS FOR PRESENTING
NON-GAAP FINANCIAL MEASURES
     Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by its products and certain costs of producing that revenue, such as cost of product sales, research and development and selling, general and administrative expenses. One such measure is non-GAAP net income, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Non-GAAP net income consists of GAAP income (loss) before taxes, excluding as applicable, amortization of intangibles, in-process R&D, impairment of intangibles, certain litigation, restructuring and CEO transition expenses and other unusual or non-recurring costs, and also excludes share-based compensation expense under SFAS No. 123R and changes in the value of the “make whole” provision of our convertible notes, in each case adjusted by the amount of additional taxes payable or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
     Management believes that it is useful in measuring Thoratec’s operations to exclude, as applicable, amortization of intangibles, in-process R&D, impairment of intangibles, certain litigation, restructuring and other unusual or non-recurring costs because these costs are either essentially fixed and cannot be influenced by management in the short or medium term or represent significant non-recurring or infrequent costs not related to current operations.
     In addition, management believes that excluding share-based compensation expense under SFAS No. 123R is appropriate because this is not a cash expense, but instead a significant accounting charge that the company was not required to record in the past. Management also believes that changes in the value of the “make whole” provision of the company’s convertible notes should be excluded from non-GAAP net income because the amount involved is not an actual cash expense, but instead is an estimated amount that we record pursuant to accounting rules that require the “make whole” provision to be treated as a separate security. Accordingly, management believes that excluding these two expenses from non-GAAP net income will provide information that is more generally comparable to prior periods and that reflects the company’s core operating results.

     Management believes that non-GAAP net income provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to our historical operating results. Management also uses this information internally for forecasting and budgeting as it believes that the measure is indicative of Thoratec’s core operating results. Note, however, that non-GAAP net income is a performance measure only, and it does not provide any measure of the company’s cash flow or liquidity. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP, and investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within the attached condensed consolidated financial statements.
CONFERENCE CALL/WEBCAST INFORMATION
     Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 1:30 p.m., Pacific Daylight Time (4:30 Eastern Daylight Time) today. The teleconference can be accessed by calling (719) 457-2637. Please dial in 10-15 minutes prior the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through Tuesday, May, 16, via http://www.thoratec.com or by telephone at (719) 457-0820 or (888) 203-1112, passcode. 7547051.
     Thoratec Corporation is a world leader in hemodynamic restoration therapy—developing products to treat cardiovascular disease. The company’s product line includes the Thoratec® VAD and HeartMate LVAS (Left Ventricular Assist System) with more than 10,000 devices implanted in patients suffering from heart failure. Thoratec’s product line also includes the Vectra® VAG (Vascular Access Graft) for patients undergoing hemodialysis. Additionally, its International Technidyne Corporation (ITC) division supplies blood testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s web sites at http://www.thoratec.com or http://www.itcmed.com.
     Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for fiscal 2006 financial results, future performance or timelines and milestones for clinical trials, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “expects,” “projects,” “hopes,” “believes,” “could,” and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to the development of new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of Thoratec product sales and the related gross margin for such product sales, the results of, enrollment in and timing of clinical trials including the HeartMate II, the ability to improve financial performance, regulatory approval processes, the effects of healthcare reimbursement and coverage policies, the effects of seasonality in Thoratec product sales, the effects of price competition from any Thoratec competitors and the effects of any merger and acquisition related activities. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Thoratec’s public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, “Risk Factors,” in Thoratec’s most recent annual report on Form 10-K. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Investor Contact Information: Cynthia Lucchese Senior Vice President, Chief Financial Officer Thoratec Corporation (925) 847-8600 or Neal Rosen Kalt Rosen & Co. (415) 397-2686	Media Contact Information: Jessica Volchok FischerHealth, Inc. (310) 577-7870, ext. 140 jvolchok@fischerhealth.com

THORATEC CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

	Fiscal Quarter Ended March 2006

		Share Based	Amortization	CEO	Litigation,
	GAAP	Compensation	Of Purchased	Transition	Make-Whole	Non-GAAP
	Results	Expense	Intangibles	Costs	Provision and Other	Results

Product sales	$48,755					$48,755
Cost of product sales	20,107	(368)				19,739

Gross profit	28,648	368				29,016

Operating expenses:
Selling, general and administrative	18,060	(1,524)		(698)		15,838
Research and development	9,584	(569)				9,015
Amortization of purchased intangible assets	2,974		(2,974)			—

Litigation and other costs	57				(57)	—

Total operating expenses	30,675	(2,093)	(2,974)	(698)	(57)	24,853
Income (loss) from operations	(2,027)	2,461	2,974	698	57	4,163
Interest expense	(1,103)					(1,103)
Interest income and other	1,700				(35)	1,665

Income (loss) before income tax expense	(1,430)	2,461	2,974	698	22	4,725
Income tax expense (benefit)	(501)					1,536

Net income (loss)	$(929)					$3,189

Net income (loss) per share, basic	$(0.02)					$0.06

Net income (loss) per share, diluted	$(0.02)					$0.06

Shares used to compute net income (loss) per share:
Basic	52,218					52,218
Diluted	52,218					54,323

	Fiscal Quarter Ended March 2005

		Share Based	Amortization of
		Compensation	Purchased	Litigation	Non-GAAP
	GAAP Results	Expense	Intangibles	and Other	Results

Product sales	$50,488				$50,488
Cost of product sales	20,048				20,048

Gross profit	30,440				30,440

Operating expenses:
Selling, general and administrative	14,817	(232)			14,585
Research and development	7,719				7,719
Amortization of purchased intangible assets	2,804		(2,804)		—
Litigation and other costs	178			(178)	—

Total operating expenses	25,518	(232)	(2,804)	(178)	22,304

Income from operations	4,922	232	2,804	178	8,136
Interest expense	(1,008)				(1,008)

Interest income and other	836				836
Income before income tax expense	4,750	232	2,804	178	7,964
Income tax expense (benefit)	1,615				2,708

Net income	$3,135				$5,256

Net income per share, basic	$0.07				$0.11

Net income per share, diluted	$0.06				$0.11

Shares used to compute net income per share:
Basic	48,202				48,202
Diluted	49,009				49,009
Use of Non-GAAP Financial Measures
This press release discloses non-GAAP measures of net income and earnings per share which are not financial measures prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”). Management believes that these non-GAAP measures can be useful for investors to evaluate our financial performance by providing the results of our company’s primary business operations, excluding, as applicable, the effects of charges associated with certain litigation, CEO transition costs, share based compensation expense, merger, restructuring, impairment of intangibles, in process R&D, amortization of intangibles and other unusual or non-recurring costs. However, these measures should be considered in addition to, and not as a substitute, or a superior measure to, net income or earnings per share or other measures of financial performance prepared in accordance with GAAP. Prior period non-GAAP amounts have been restated to exclude the effects of share based compensation.